CLASS P SHARES
EXHIBIT
TO
MULTIPLE CLASS
PLAN
(revised 6/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement of the Class
P Shares will consist of
sales and shareholder
servicing by financial
intermediaries. Financial
intermediaries may
receive shareholder
service fees for services
provided.  In connection
with this basic
arrangement, Automated
Shares will bear the
following fees and
expenses:

Fees and
Expenses
Maximu
m
Amount
Allocate
d Class
P
Shares
Sales Load
None
Contingent
Deferred
Sales
Charge
("CDSC")


None
Shareholder
Service Fee
Up to 25
basis
points
(0.25%)
of the
average
daily net
asset
value
Recordkeep
ing Fee
Up to 10
basis
points
(0.10%)
of the
average
daily net
asset
value
12b-1 Fee
None
Other
Expenses
Itemized
expenses
incurred
by the
Fund
with
respect
to
holders
of Class
P Shares
as
describe
d in
Section
3 of the
Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of
Rule 18f-3, Class
P Shares have the
following
conversion rights
and exchange
privileges at the
election of the
shareholder:

Conversio
n Rights:
None
Exchange
Privileges
:
Class P
Shares
may be
exchanged
for Class P
Shares of
any other
Federated
fund or
share class
that does
not have a
stated sales
charge or
contingent
deferred
sales
charge,
except
Federated
Liberty
U.S.
Governme
nt Money
Market
Trust and
Class R
Shares.
(Since
there are
no other
Class P
Shares in
existence,
I wasn?t
sure about
this
paragraph
..)

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value
as the shares surrendered,
after the payment of any
redemption fees to the
Fund.  Exchanges shall be
treated in the same
manner as a redemption
and purchase.



SCHEDULE OF
FUNDS
OFFERING CLASS P
SHARES

The Funds set
forth on this
Schedule each
offer Class P
Shares on the
terms set forth in
the Class P
Shares Exhibit to
the Multiple
Class Plan.

Multiple Class Company
  Series

Money Market Obligations Trust
  Federated Government Reserves Fund